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Exhibit 5.1
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                    The Law Offices of Timothy S. Orr, PLLC
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VIA FACSIMILE

August 15, 2007

Security and Exchange Commission
Division of Corporate Finance
100 F Street N.E.
Atten: Larry Spirigel
Washington D.C.  20549
Phone: (202) 551-3810
Fax: (202) 772-9368



RE: VoQal Communications, Inc.
       File # 333-124841

Mr. Spirgel:

I have been requested to issue my opinion as to the legal status of shares of VoQal Communications, Inc. which are proposed to be issued pursuant to a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act"). I have, in connection with that request, examined the Articles of Incorporation and By-Laws of VoQal Communications, a Nevada corporation, relevant resolutions of the Board of Directors of VoQal and viewed a draft of the SB-2 registration statement. I have also reviewed other instruments as I have deemed necessary or appropriate to establish a basis for the opinions set forth herein and reviewed my finding with representatives of management. VoQal Communication proposes to register the 2,740,000 shares previously sold to individual investors for resale, and an additional 1,000,000 shares to be offered to the public at an offering price of $.25 per share.

Based upon my examination of relevant documents, it is my opinion that VoQal Communications is duly organized, validly existing and in good standing as a corporation under the laws of the State of Nevada and that the Shares to be offered and sold pursuant to the Company's registration statement on Form SB-2 will, when offered, sold and delivered after sale, be duly and validly authorized and issued, fully paid, and non-assessable common shares of the corporation.

I hereby consent to the use of this opinion as an exhibit to the registration statement.


Sincerely,

/s/ Tim Orr

Tim Orr



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